EXHIBIT 4.1

SECURITIES PURCHASE AGREEMENT

LAURUS MASTER FUND, LTD.

and

STANDARD MANAGEMENT CORPORATION

Dated: March 21, 2005

i

			Page
	5.5	Acquisition for Own Account	16
	5.6	The Purchaser Can Protect Its Interest	16
	5.7	Accredited Investor	16
	5.8	Legends	16

6.	Covenants of the Company		17

	6.1	Stop-Orders	17
	6.2	Listing	17
	6.3	Market Regulations	18
	6.4	Reporting Requirements	18
	6.5	Use of Funds	18
	6.6	Access to Facilities	18
	6.7.	Non-Public Information	18
	6.8	Taxes	18
	6.9	Insurance	19
	6.10	Intellectual Property	19
	6.11	Properties	20
	6.12	Confidentiality	20
	6.13	Required Approvals	19
	6.14	Reissuance of Securities	21
	6.15	Opinion	21
	6.16	Margin Stock	21

7.	Covenants of the Purchaser		23

	7.1	Confidentiality	23
	7.2	Non-Public Information	23
	7.3	Limitation on Acquisition of Common Stock of the Company	23

8.	Covenants of the Company and the Purchaser Regarding Indemnification		24

	8.1	Company Indemnification	24
	8.2	Purchaser's Indemnification	24

9.	Conversion of Convertible Note		24

	9.1	Mechanics of Conversion	24

10.	Registration Rights		25

	10.1	Registration Rights Granted	26
	10.2	Offering Restrictions	26

11.	Miscellaneous		26

	11.1	Governing Law, Jurisdiction and Waiver of Jury Trial	26
	11.2	Severability	27
	11.3	Survival	27
	11.4	Successors	27
	11.5	Entire Agreement; Maximum Interest; Conflicts	27
	11.6	Amendment and Waiver	29

		Page
11.7	Delays or Omissions	28
11.8	Notices	28
11.9	Attorneys’ Fees	30
11.10	Titles and Subtitles	29
11.11	Facsimile Signatures; Counterparts	29
11.12	Broker’s Fees	29
11.13	Construction	30

LIST OF EXHIBITS

Form of Convertible Term Note	Exhibit A
Form of Warrant	Exhibit B
Form of Opinion	Exhibit C

SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 21, 2005, by and between STANDARD MANAGEMENT CORPORATION, an Indiana corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the “Purchaser”).

RECITALS

     WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Convertible Term Note in the original principal amount of Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) in the form of Exhibit A hereto (as amended, modified or supplemented from time to time, the “Note”), which Note is convertible into shares of the Company’s common stock, no par value per share (the “Common Stock”) at an initial fixed conversion price of $3.28 per share of Common Stock (“Fixed Conversion Price”);

     WHEREAS, the Company wishes to issue to the Purchaser a warrant in the form of Exhibit B hereto (as amended, modified or supplemented from time to time, the “Warrant”) to purchase up to 532,511 shares of the Company’s Common Stock (subject to adjustment as set forth therein) in connection with the Purchaser’s purchase of the Note;

     WHEREAS, the Purchaser desires to purchase the Note and the Warrant on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell the Note and Warrant to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.1), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note. The sale of the Note on the Closing Date shall be known as the “Offering.” The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note and Warrant and Common Stock issuable upon conversion of the Note and upon exercise of the Warrant are referred to as the “Securities.”

     2. Fees and Warrant. On the Closing Date:

          (a) The Company will issue and deliver to the Purchaser the Warrant to purchase up to 532,511 shares of Common Stock (subject to adjustment as set forth therein) in connection with the Offering, pursuant to Section 1 hereof. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Warrant and shares of the Company’s Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”).

          (b) Subject to the terms of Section 2(d) below, the Company shall pay to Laurus Capital Management, LLC, the manager of the Purchaser, a closing payment in an amount equal to four percent (4%) of the original principal amount of the Note. The foregoing fee is referred to herein as the “Closing Payment.”

          (c) The Company shall reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser’s due diligence review of the Company and its Subsidiaries (as defined in Section 4.2) and all related matters. Amounts required to be paid under this Section 2(c) will be paid on the Closing Date and shall be limited to $44,500 plus expenses of the Purchaser for local real estate counsel in Indiana.

          (d) The Closing Payment and the expenses referred to in the preceding clause (c) (net of deposits previously paid by the Company) shall be paid at the Closing out of funds held pursuant to a disbursement letter (the “Disbursement Letter”).

     3. Closing, Delivery and Payment.

          3.1. Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

          3.2 Delivery. At the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, the Note and the Warrant and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows (which representations and warranties are supplemented by the Company’s filings under the Securities Exchange Act of 1934, as amended (“Exchange Act”) made prior to the date of this Agreement (collectively, the “Exchange Act Filings”), copies of which have been provided to the Purchaser):

          4.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing (for jurisdictions in which such concept is applicable) under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets in the manner currently owned and operated and, insofar as it is or shall be a party thereto, to execute and deliver (i) this Agreement, (ii) the Note and the Warrant to be issued in connection with this Agreement, (iii) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”), (iv) the Mortgage, Assignment of Rents and Leases and Fixture Filing dated as of the date hereof made by the Company in favor of the Purchaser (as amended, modified or supplemented from time to time, the “Mortgage”), (v) the Intercreditor Agreement dated as of the date hereof by and among Republic Bank and the Purchaser, and acknowledged and agreed to by the Company (as amended, modified or supplemented from time to time, the “Intercreditor Agreement”), (vi) the Escrow Agreement dated as of the date hereof by and among, the Company, the Purchaser and the escrow agent party thereto (as amended, modified or supplemented from time to time, the “Escrow Agreement”) and (vii) all other documents, instruments and agreements entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (vii), collectively, the “Related Agreements”). Subject to the approval of any applicable regulatory agency or authority, the Company has the corporate power and authority to (a) issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the “Note Shares”); (b) issue and sell the Warrant and the Warrant Shares; and (c) carry out the provisions of this Agreement and the Related Agreements. Each of the Company and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not had, or could not reasonably be expected to have, in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and such Subsidiaries, taken as a whole (a “Material Adverse Effect”).

          4.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

          4.3 Capitalization; Voting Rights.

          (a) The authorized capital stock of the Company, as of the date hereof consists of 21,000,000 shares, of which (i) 20,000,000 are shares of Common Stock, no par value per share, of which 7,921,113 shares are issued and outstanding, and (ii) 1,000,000 are shares of preferred stock, no par value per share, of which no shares are issued and outstanding.

          (b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of the Note or the Warrant, or the issuance of any of the Note Shares or Warrant Shares (upon conversion of the Note and the Warrant in accordance with their respective terms and conditions), nor the consummation of any transactions contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

          (c) All issued and outstanding shares of the Company’s Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Articles of Incorporation (the “Charter”). The Note Shares and Warrant Shares have been duly and validly reserved for issuance (upon conversion of the Note and the Warrant, as the case may be, in accordance with their respective terms and conditions). When issued in compliance with the provisions of this Agreement, the Note or the Warrant (as the case may be) and the Company’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws and state insurance laws and/or regulations as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          4.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note and Warrant has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered by the Company and its Subsidiaries (to the extent it is a party thereto), will be valid and binding obligations of each of the Company and each of its Subsidiaries (to the extent it is a party thereto), enforceable against each such entity in accordance with their terms, except:

          (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

          (b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note and the issuance of any Note Shares upon any subsequent conversion of the Note are not and will not be subject to any preemptive rights or rights of first refusal that have not been waived or complied with. The issuance of the Warrant and the issuance of any Warrant Shares upon any subsequent exercise of the Warrant are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          4.5 Liabilities. Except as set forth in Schedule 4.5, neither the Company nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings and insurance policies issued in the ordinary course of business.

          4.6 Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

          (a) there are no agreements, instruments, contracts, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any such Subsidiary in excess of $50,000 (other than obligations of, or payments to, the Company or any such Subsidiary arising from purchase or sale agreements entered into in the ordinary course of business and insurance policies issued in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any such Subsidiary (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company’s or any such Subsidiary’s products or services; or (iv) indemnification by the Company or any such Subsidiary with respect to infringements of proprietary rights;

          (b) Except as set forth on Schedule 4.6, since December 31, 2003 (the “Balance Sheet Date”), neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel and other business expenses; or (iv) sold, exchanged or otherwise disposed of a material portion of any of its assets or rights, other than the in the ordinary course of business or for reasonably equivalent value.

          (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, instruments, and contracts involving the same person or entity (including persons or entities the Company or any applicable Subsidiary of the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (d) The Company maintains disclosure controls and procedures (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”).

          (e) The Company makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect (in all material respects) the transactions and dispositions of the Company’s assets. The Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”), including that:

               (i) transactions are executed in accordance with management’s general or specific authorization;

               (ii) unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or timely detected;

               (iii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and board of directors;

               (iv) transactions are recorded as necessary to maintain accountability for assets; and

               (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

          (f) There is no material weakness in any of the Company’s Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

          4.7 Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

          (a) for payment of salary for services rendered and for bonus payments;

          (b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

          (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company and each such Subsidiary of the Company, as applicable); and

          (d) obligations listed in the Company’s and each of its Subsidiary’s financial statements or disclosed in any of the Company’s Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers or directors of the Company or any of its Subsidiaries (or any members of their immediate families) are indebted to the Company or any of the Subsidiaries, individually or in the aggregate, in excess of $50,000, or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a material business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company). Except as described above, no officer or director of the Company or any of its Subsidiaries is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries and no material agreements, understandings or proposed transactions are contemplated between the Company or any of its Subsidiaries and any such person. Except as set forth on Schedule 4.7, neither the Company nor any of the Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or entity (other than of indebtedness of the Company or other Subsidiaries).

          4.8 Changes. Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

          (a) any change in the business, assets, liabilities, condition (financial or otherwise), properties or operations of the Company or any of its Subsidiaries, which in the aggregate has had, or could reasonably be expected to have in the aggregate, a Material Adverse Effect;

          (b) any resignation or termination of any officer of the Company or any of its Subsidiaries;

          (c) any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (d) any damage, destruction or loss to any tangible personal property of the Company and any of its Subsidiaries, whether or not covered by insurance, which has had, or could reasonably be expected to have, in the aggregate, a Material Adverse Effect;

          (e) any waiver by the Company or any of any of its Subsidiaries of a valuable right or of a material debt owed to it;

          (f) any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

          (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

          (h) any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

          (i) any labor organization activity related to the Company or any of its Subsidiaries;

          (j) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts,for current liabilities incurred in the ordinary course of business, and for insurance policies issued in the ordinary course of business;

          (k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries other than for reasonably equivalent value;

          (l) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which in the aggregate has had, or could reasonably be expected to have, in the aggregate, a Material Adverse Effect;

          (m) any other event or condition of any character that, in the aggregate, has had, or could reasonably be expected to have in the aggregate, a Material Adverse Effect; or

          (n) any binding arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

          4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, the Company and each of its Subsidiaries has good and (where such concept is applicable) marketable title to the properties and assets it owns, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

          (a) those resulting from taxes which have not yet become delinquent;

          (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property;

          (c) worker’s carrier’s, mechanic’s, materialman’s and similar liens;

          (d) purchase money liens and liens securing rental payments under capital lease arrangements; and

          (e) those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

Except as set forth on Schedule 4.9, the Company and the Applicable Subsidiaries are in material compliance with all material terms of each lease to which it is a party or is otherwise bound. Notwithstanding the foregoing, the representations and warranties made in this Section 4.9 above shall not apply to any real property owned by the Company or any of its Subsidiaries (it being agreed and understood that the Company is making various representations and warranties to the Purchaser respecting certain real property in the Mortgage.

     4.10 Intellectual Property.

          (a) The Company and its Subsidiaries owns or possesses sufficient legal rights to all material patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for it to operate its business as now conducted and, to the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others.

          (b) Neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

          (c) The Company does not believe it is or will be necessary to utilize any material inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to the Company or any of its Subsidiaries.

          4.11 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.11, the execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or constitute any such default under any such instrument or agreement, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its Subsidiaries (other than in favor of Purchaser) or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its material assets or properties.

          4.12 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality of specific applicability to the Company or such Subsidiary. Except as set forth on Schedule 4.12 hereto, there is no legal action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries currently intends to initiate.

          4.13 Tax Returns and Payments. The Company and each of its Subsidiaries has timely (after considering the applicability of any filed extensions) filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent, other than taxes or assessments disputed in good faith. Except as set forth on Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised in writing:

          (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

          (b) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          4.14. Employees. Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Exchange Act

Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any material employment contract, proprietary information agreement or any other material agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company’s knowledge the continued employment by the Company and its Subsidiaries of their present employees, and the performance of the Company’s and its Subsidiaries’ contracts with its independent contractors, will not result in any such material violation. Neither the Company nor any of its Subsidiaries is aware that any of its officers or key employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would materially interfere with their duties to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice alleging that any such violation has occurred. Except for officers who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, the Company is not aware that any officer or key employee intends to terminate his or her employment with the Company or any of its Subsidiaries, nor does the Company or any of the Applicable Subsidiaries have a present intention to terminate the employment of any officer.

          4.15 Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings or as contemplated by this Agreement or any of the Related Agreements, the Company is not presently under any obligation, and the Company has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

          4.16 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 or SEC rule or rule of the Principal Market (as hereafter defined) promulgated thereunder or any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Related Agreement by the Company, and the issuance of any of the Note and the Warrant, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company and each of its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.17 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except for any violation which could not reasonably be expected to have, in the aggregate, a Material Adverse Effect. To the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation (except to the extent currently provided for). Except as set forth on Schedule 4.17 and as set forth in the Mortgage, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries, except in material compliance with all applicable laws, rules and regulations. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

          (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

          (b) any petroleum products or nuclear materials.

          4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          4.19 Full Disclosure. The Company and each of its Subsidiaries has made available to the Purchaser all information requested by the Purchaser in connection with its decision to purchase the Note and Warrant, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, considered as a whole, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby were based on the Company’s and its Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which the

Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

          4.20 Insurance. The Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

          4.21 SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the “Exchange Act”). The Company has furnished the Purchaser copies of: (i) its Annual Reports on Form 10-K for its fiscal year ended December 31, 2003; and (ii) its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, and the Form 8-K filings which it has made during the fiscal years 2004 and 2005 to date (collectively, the “SEC Reports”). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in material compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect. Notwithstanding anything to the contrary herein contained, any and all representations and warranties deemed made by the Company to the Purchaser in connection with its Exchange Act Filings are limited to the representations and warranties made in this Section 4.21.

          4.22 Listing. The Company’s Common Stock is listed for trading on a Principal Market (as hereafter defined) and satisfies and at all times hereafter will satisfy all requirements for the continuation of such listing. The Company has not received any written notice that its Common Stock will be delisted from the Principal Market or that its Common Stock does not meet all requirements for listing. For purposes hereof, the term “Principal Market” means the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

          4.23 Regulation D; Shareholder Approval. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the exemption from registration contained in Rule 506 of Regulation D under the Securities Act to be unavailable with respect to the offering of the Securities pursuant to this Agreement or any of the Related Agreements neither the Company nor any of its affiliates or Subsidiaries will take any action or steps that would cause the offering of the Securities to be integrated with other offerings if the result would be to make such exemption unavailable with respect to the offering of the Securities. The issuance of the Securities pursuant to this Agreement does not require shareholder approval under the applicable rules of the NASDAQ Stock Market.

          4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

          4.25 Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note and exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

          4.26 Patriot Act. The Company certifies that, to the Company’s knowledge, neither the Company nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and covenants that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser in connection with the transactions contemplated hereby has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser in connection with the transactions contemplated hereby, to the extent that they are within the Company’s and/or its Subsidiaries’ control, shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company shall provide the Purchaser any and all additional information regarding the Company or any of its Subsidiaries that the Purchaser deems necessary to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser’s investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its discretion, and upon the advice of its counsel, determines that it is in the best interests of the Purchaser in light of the relevant rules and regulations under the laws set forth in subsection (ii) above.

          4.27 ERISA. Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company’s or such Subsidiary’s employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

          5.1 No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly engage in “short sales” of the Company’s Common Stock as long as the Note and/or the Warrant shall be outstanding.

          5.2 Requisite Power and Authority. The Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser’s part required for the lawful execution, delivery and performance of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

          (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

          (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

          5.3 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Note and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s and its Subsidiaries’ business, management and financial affairs and the terms and conditions of the Offering, the Note, the

Warrant and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

          5.4 The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (a) an effective registration statement under the Securities Act; or (b) an exemption from registration is available with respect to such sale.

          5.5 Acquisition for Own Account. The Purchaser is acquiring the Note and Warrant and the Note Shares and the Warrant Shares for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

          5.6 The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

          5.7 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          5.8 Legends.

          (a) The Note shall bear substantially the following legend:

“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STANDARD MANAGEMENT CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

          (b) The Note Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STANDARD MANAGEMENT CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) The Warrant shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STANDARD MANAGEMENT CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

     6. Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

          6.1 Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

          6.2 Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Note and upon the exercise of the Warrant on the Principal Market upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

          6.3 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as reasonably may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

          6.4 Reporting Requirements. The Company shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

          6.5 Use of Funds. The Company shall use the proceeds of the sale of the Note and the Warrant for general working capital purposes only; provided, however, that the Company shall use $500,000 of such proceeds of the Note to repay its existing indebtedness owed to Republic Bank.

          6.6 Access to Facilities. The Company and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company or any Subsidiary (provided that no such prior notice shall be required to be given and no such representative of the Company or any Subsidiary shall be required to accompany the Purchaser in the event the Purchaser reasonably believes such access is necessary to preserve or protect the collateral for the Note (the “Collateral”) or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

          (a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

          (b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

          (c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

          6.7. Non-Public Information. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

          6.8 Taxes. The Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the

Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser in any property of the Company or any of its Subsidiaries and if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          6.9 Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company, and each of its Subsidiaries, will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their respective obligations hereunder and under the Related Agreements. At the Company’s and each of its Subsidiaries’ joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchaser, each of the Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the respective Subsidiary is engaged in business; and (v) furnish the Purchaser with copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date.

          6.10 Intellectual Property. The Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

          6.11 Properties. The Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and each of its Subsidiaries will at all times comply with all leases to which it is a party or under which it occupies property if the breach of such provision could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.12 Confidentiality. The Company will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation (including, without limitation, applicable federal and/or state securities laws and regulations), and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose the Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

          6.13 Required Approvals.

          (a) For so long as twenty-five percent (25%) of the principal amount of the Note is outstanding, the Company, without the prior written consent of the Purchaser, shall not:

          (i) liquidate or dissolve; or

          (ii) merge or effect a material reorganization of the Company and its Subsidiaries taken as a whole (unless such merger or reorganization is a Qualified Reorganization (as defined below)); or

          (iii) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby.

          (b) The Company shall not permit its or its Subsidiaries’ outstanding indebtedness owed to Republic Bank, to the extent secured by the real property referred to in the Mortgage, to exceed $5,864,231.15 in aggregate principal amount.

          (c) For purposes of this Agreement and the Related Agreements, (I) a “Qualified Reorganization” shall mean any merger, consolidation or similar transaction which involves (i) the Company and the Company is the surviving entity, (ii) a Subsidiary of the Company (but not the Company) and a Subsidiary of the Company is the surviving entity, (iii) the sale of Standard Life Insurance Company of Indiana or (iv) a transaction in which the surviving company (A) is not the Company or any of its Subsidiaries, (B) is traded on the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market, American Stock Exchange or New York Stock Exchange (each an “Acceptable Market”) and (C) has a Market Capitalization (as defined below) as of the closing of such merger, consolidation or similar transaction, which is at least equal to $26,694,150.81 and (II) “Market Capitalization” shall mean, with respect to any entity, (x) the average closing price of such entity’s common shares which are traded on an Acceptable Market for the 30 trading days immediately prior to the applicable Qualified Reorganization multiplied by (y) such entities’ issued and outstanding common shares at such time.

          6.14 Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Section 5.8 above at such time as:

          (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

          (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the Purchaser and broker, if any.

          6.15 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion reasonably acceptable to the Purchaser from the Company’s external legal counsel, containing customary opinions, assumptions and exclusions, and substantially in the form attached hereto as Exhibit C. The Company will provide, at the Company’s expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the conversion of the Note and exercise of the Warrant, containing customary opinions, assumptions and exclusions.

          6.16 Margin Stock. The Company will not permit any of the proceeds of the Note or the Warrant to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          6.17 Financing Right of First Refusal.

          (a) Until the later of the date (the “Expiration Date”) upon which: (i) less than twenty-five percent (25%) of the original principal amount of the Note (“Original Principal Amount”) is outstanding; or (ii) the date which is eighteen (18) months after the date hereof (provided, however, the date set forth in this Section 6.17(a)(ii) shall be extended by six (6) months upon the consummation of each transaction whereby the Purchaser funds at least $4,750,000 for the Company or its Subsidiaries after the date hereof), the Company hereby grants to the Purchaser a right of first refusal to provide any Additional Financing (as defined below) to be issued by the Company and/or any of its Subsidiaries, subject to the terms and conditions of Section 6.17(b).

          (b) From and after the date hereof until the Expiration Date, prior to the incurrence of any additional indebtedness (other than seller financing in any acquisition transaction) with any person or entity (an “Additional Financing”), the Company shall notify the Purchaser of its or any of its Subsidiary’s intention to enter into such Additional Financing. In connection therewith, the Company and/or the applicable Subsidiary thereof shall submit a fully executed term sheet (a “Proposed Term Sheet”) to the Purchaser setting forth the material terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on “arm’s length” terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Company and/or such Subsidiary. The Purchaser shall have the right, but not the obligation, for a period of ten (10) days after the date upon which the Proposed Term Sheet is delivered to the Purchaser, to deliver to the Company or such Subsidiary its own proposed term sheet (the “Purchaser Term Sheet”) setting forth the terms and conditions upon which the Purchaser would be willing to provide such Additional Financing to the Company and/or such Subsidiary. The Purchaser Term Sheet shall contain terms and conditions no less favorable to the Company and/or such Subsidiary than those outlined in Proposed Term Sheet. If the Purchaser timely delivers to the Company and/or such Subsidiary a Purchaser Term Sheet with terms and conditions at least as favorable to the Company and/or such Subsidiary in all material respects (including rate or yield, term, advance rates, covenants, security, equity kickers, prepayment provisions, and all other material economic terms) as the provisions of the Proposed Term Sheet, provided that the Company and/or such Subsidiary still intends to move forward with such Additional Financing, the Company and/or such Subsidiary and the Purchaser shall enter into the Purchaser Term Sheet and shall utilize their respective good faith, best efforts to consummate the Additional Financing transaction contemplated therein within 30 days after the date the Purchaser delivers the Purchase Term Sheet to the Company or such Subsidiary. If, alternatively, the Purchaser does not deliver to the Company or Subsidiary a Purchaser Term Sheet satisfying such requirements within such 10-day period, then the Company and/or such Subsidiary shall be free to complete the transaction contemplated in the Proposed Term Sheet; provided, however, in such case, if there are any proposed changes in the rate or yield or equity kickers from those in the Proposed Term Sheet which changes would have the effect of increasing the overall internal rate of return to the lender in such transaction (“Proposed Yield Changes”), then, prior to consummating such transaction with such lender with such Proposed Yield Changes: (i) the Company must provide the Purchaser with a written summary of such Proposed Yield Changes, (ii) the Purchaser shall have 10 days to deliver a Purchaser Term Sheet complying with the requirements hereof (as modified by the Proposed Yield Changes), (iii) if the Purchaser timely delivers a Purchaser Term Sheet to the Company or such Subsidiary which complies with the requirements hereof, the Company and/or such Subsidiary and the Purchaser shall enter into the Purchaser Term Sheet and shall utilize their respective good faith, best efforts to consummate the Additional Financing transaction contemplated therein within 30 days after the date the Purchaser delivers the Purchaser Term Sheet to the Company or such Subsidiary, and (iv) if the Purchaser does not deliver to the Company or Subsidiary a Purchaser Term Sheet satisfying such requirements within such 10-day period, then the Company and/or such Subsidiary shall be free to complete the transaction contemplated in the Proposed Term Sheet as modified by such Proposed

Yield Changes. In the event that the parties for any reason are unable to complete a transaction contemplated in any Purchaser Term Sheet within the applicable 30-day period, the Company and/or its Subsidiaries shall be free to terminate such Purchaser Term Sheet and seek other Additional Financing; provided, however, prior to consummating any such Additional Financing, the Company and/or such Subsidiary shall once again be required to comply with the terms and conditions of this Section 6.17, unless the consummation of the Additional Financing with Purchaser had failed through no fault of the Company or its Subsidiaries.

          (c) Neither the Company nor any of its Subsidiaries will enter into any agreement with any third party which prevents Company or any of its Subsidiaries from complying with its obligation to give Purchaser a right of first refusal as provided in this Section 6.17 (it being agreed that a negative borrowing covenant, in and of itself, will not be considered violative of this Section 6.17(c)).

     7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

          7.1 Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

          7.2 Non-Public Information. The Purchaser will not effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

          7.3 Limitation on Acquisition of Common Stock of the Company. Notwithstanding anything to the contrary contained herein, in any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the Company, the Purchaser may not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Company to the Purchaser not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company’s delivery to the Purchaser of a Notice of Redemption (as defined in the Note) or (b) the existence of an Event of Default (as defined in the Note) at a time when the average closing price of the Company’s common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the Note).

     8. Covenants of the Company and the Purchaser Regarding Indemnification.

          8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any and all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and the Purchaser relating hereto or thereto.

          8.2 Purchaser’s Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by the Company and the Purchaser relating hereto.

     9. Conversion of Convertible Note.

          9.1 Mechanics of Conversion.

          (a) Provided the Purchaser has notified the Company of the Purchaser’s intention to convert the Note Shares and the Note Shares are included in an effective registration statement and subject to the approval of the Indiana Department of Insurance, if such approval is necessary: (i) upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that the Company’s transfer agent shall issue shares of the Company’s Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that after the effective date of the Registration Statements (as defined in the Registration Rights Agreement) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement.

          (b) The Purchaser will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the “Notice of Conversion”). The Purchaser will not be required to surrender the Note until the Purchaser receives a credit to the account of the Purchaser’s prime broker through the DWAC system (as defined below), representing the Note Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a “Conversion Date.” Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Company of the Notice of Conversion (the “Delivery Date”).

          (c) The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Note Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Note Shares in the form required pursuant to Section 9 hereof upon conversion of the Note in the amount equal to the greater of: (i) $500 per business day after the Delivery Date; or (ii) the Purchaser’s actual damages from such delayed delivery. Notwithstanding the foregoing, the Company will not owe the Purchaser any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is solely out of the control of the Company and the Company is actively trying to cure the cause of the delay. The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

     10. Registration Rights.

          10.1 Registration Rights Granted. The Company hereby grants registration rights to the Purchaser pursuant to the Registration Rights Agreement.

          10.2 Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the “Excepted Issuances”), neither the Company nor any of its Subsidiaries will, prior to the full repayment or conversion of the Note (together with all accrued and unpaid interest and fees related thereto), (x) enter into any equity line of credit agreement or similar agreement or (y) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e., common stock subject to a registration statement), except for variable rate annuities issued in the ordinary course of business.

     11. Miscellaneous.

          11.1 Governing Law, Jurisdiction and Waiver of Jury Trial.

          (a) THIS AGREEMENT AND THE RELATED AGREEMENTS (OTHER THAN THE MORTGAGE) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          (b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL COVERED BY THE MORTGAGE, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT

AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 11.9 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          (c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

          11.2 Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

          11.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          11.4 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser may not assign its rights hereunder to a competitor of the Company.

          11.5 Entire Agreement; Maximum Interest; Conflicts. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and thus refunded to the Company.

          11.6 Amendment and Waiver.

          (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

          (b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

          (c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

          11.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

          11.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

          (a) upon personal delivery to the party to be notified;

          (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

          (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

          (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	Standard Management Corporation
10689 N. Pennsylvania Ave.
Indianapolis, Indiana 46240
Attention: Stephen M. Coons, Executive Vice
President and General Counsel
Facsimile: 317-574-6227
with a copy to:
Sommer Barnard Attorneys, PC
One Indiana Square, Suite 3500
Indianapolis, Indiana 46204
Attention: Robert J. Hicks, Esq.
Facsimile: 317-713-3699
If to the Purchaser, to:	Laurus Master Fund, Ltd.
c/o M&C Corporate Services Limited
P.O. Box 309 GT
Ugland House
George Town
South Church Street
Grand Cayman, Cayman Islands
Facsimile: 345-949-8080
with a copy to:
John E. Tucker, Esq.
825 Third Avenue, 14th Floor
New York, New York 10022
Facsimile: 212-541-4434

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

          11.9 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

          11.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          11.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

          11.12 Broker’s Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

          11.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:	PURCHASER:
STANDARD MANAGEMENT CORPORATION	LAURUS MASTER FUND, LTD.
By: /s/ Ronald D. Hunter	By: /s/ Eugene Grin
Name: Ronald D. Hunter	Name: Eugene Grin
Title: Chairman and Chief Executive Officer	Title: Director

EXHIBIT A

FORM OF CONVERTIBLE NOTE

A-1

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STANDARD MANAGEMENT CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE TERM NOTE

          FOR VALUE RECEIVED, STANDARD MANAGEMENT CORPORATION, an Indiana corporation (the “Company”), promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns or successors in interest, or order, the sum of Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000), together with any accrued and unpaid interest hereon, on March 21, 2008 (the “Maturity Date”) if not sooner paid as set forth herein.

          Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and the Holder (as amended, modified and supplemented from time to time, the “Purchase Agreement”).

          The following terms shall apply to this Secured Convertible Term Note (this “Note”):

ARTICLE I

CONTRACT RATE AND AMORTIZATION

          1.1 Contract Rate. Subject to Sections 4.2 and 5.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2%) (the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. Notwithstanding the foregoing, but subject to Section 1.2, the Contract Rate shall not be less than seven and one quarter percent (7.25%) per annum.

          1.2 Contract Rate Adjustments and Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date (each a “Determination Date”) and shall be subject to adjustment as set forth herein. If (i) the Company shall have registered the shares of the Common Stock underlying the conversion of this Note and each Warrant on a registration statement declared effective by the Securities and Exchange Commission (the “SEC”), and (ii) the average market price (the “Market Price”) of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty-five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2%) for each incremental twenty-five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. With respect to any calendar month ending on or prior to the one hundred twentieth (120) day after the date hereof, if (i) the Company shall not have registered the shares of the Common Stock underlying the conversion of this Note and each Warrant on a registration statement declared effective by the SEC and which remains effective, and (ii) the Market Price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty-five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be decreased by 100 basis points (100 b.p.) (1%) for each incremental twenty-five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained herein), in no event shall the Contract Rate be less than zero percent (0%). Interest shall be (i) calculated on the basis of a 360 day year, for the actual number of days elapsed, and (ii) payable monthly, in arrears, commencing on March 1, 2005 and on the first business day of each consecutive calendar month thereafter until the Maturity Date (and on the Maturity Date), whether by acceleration or otherwise.

          1.3 Payment of Monthly Amounts. (a) Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the “Principal Amount”) shall be made by the Company on October 1, 2005 and on the first business day of each succeeding month thereafter until the Maturity Date (each, an “Amortization Date”). Subject to Article II below, commencing on the first Amortization Date, the Company shall make monthly payments to the Holder on each Repayment Date, each such payment in the amount of $158,333.33 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”). If all or a portion of the Monthly Amount is required to be paid in cash, then the Company shall pay the Holder an amount in cash equal to 102% of the Monthly Amount due and owing to the Holder on the Amortization Date. Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

          (b) Conversion of Monthly Amounts by the Holder. As described in the final sentence of Section 3.5 below, if, pursuant to Article III below, the Holder elects to convert all or any portion of this Note into Common Stock, the Company shall be relieved of making payments of Monthly Amounts on the next succeeding Amortization Dates to the extent of the amount of this Note so converted.

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ARTICLE II
CONVERSION AND REDEMPTION

          2.1 [Intentionally Deleted]

          2.2 No Effective Registration. Notwithstanding anything to the contrary herein, none of the Company’s obligations to the Holder may be converted into Common Stock unless (a) either (i) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in connection with satisfaction of such obligations exists or (ii) an exemption from registration for resale of all of the Common Stock issued and issuable is available pursuant to Rule 144 of the Securities Act and (b) no Event of Default (as hereinafter defined) exists and is continuing, unless such Event of Default is cured within any applicable cure period or otherwise waived in writing by the Holder.

          2.3 Optional Redemption in Cash. The Company may prepay this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to (i) in the case of any such prepayment occurring on or prior to the date that is the first anniversary of the Closing Date, one hundred twenty percent (120%), (ii) in the case of any such prepayment occurring after the first anniversary of the Closing Date and on or prior to the date that is the second anniversary of the Closing Date, one hundred fifteen percent (115%), (iii) in the case of any such prepayment occurring thereafter, one hundred ten percent (110%), in each case, of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below); provided that, in the event that the Company wishes to consummate a merger or reorganization that is not a Qualified Reorganization (a “Non-Qualified Reorganization”), and the Holder does not consent, pursuant to Section 6.13 of the Purchase Agreement, to such Non-Qualified Reorganization within a reasonable time period after a request by the Company (not to exceed ten (10) business days after receipt by the Holder of (x) such request for consent made by the Company and (y) the definitive agreement reflecting the final terms of such Non-Qualified Reorganization), the Company shall have the option of prepaying this Note in connection with such Non-Qualified Reorganization and the Redemption Amount shall be equal to one hundred percent (100%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement outstanding on the Redemption Payment Date. In the case of any such prepayment referred to in the immediately preceding sentence, the Company shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (as hereinafter defined) or for conversions elected to be made by the Holder pursuant to Section 3.3 during the Redemption Period. The Redemption Amount shall be determined as if the Holder’s conversion elections had

3

been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

ARTICLE III

HOLDER’S CONVERSION RIGHTS

          3.1 Optional Conversion. Subject to the terms set forth in this Article III, the Holder shall have the right, but not the obligation, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of Common Stock at the Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as, the “Conversion Shares.” For purposes hereof, subject to Section 3.6 hereof, the initial “Fixed Conversion Price” means $3.28.

          3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would result in the Holder owning more than 4.99% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Conversion Shares limitation described in this Section 3.2 shall automatically become null and void without any notice to the Company upon the occurrence and during the continuance of an Event of Default, or upon 75 days prior notice to the Company, except that at no time shall the number of shares of Common Stock beneficially owned by the Holder exceed 19.99% of the outstanding shares of Common Stock. Notwithstanding anything contained herein to the contrary, (a) in no event shall the Holder be entitled to convert this Note into Common Stock to the extent such conversion would require the approval of any applicable insurance regulatory agency or authority (“Required Approval”) unless and until the Holder shall have obtained such Required Approval, and (b) the number of shares of Common Stock issuable by the Company and acquirable by the Holder at a price below $7.58 per share pursuant to the terms of this Note, the Purchase Agreement or any other Related Agreement, shall not exceed an aggregate of 1,583,430 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of Common Stock hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Note, the Purchase Agreement or any other Related Agreement, together with the number of shares of Common Stock that would then be issuable by the Company to the Holder in the event of a conversion or exercise pursuant to the terms of this Note, the Purchase Agreement or any other Related Agreement, would exceed the Maximum Common Stock Issuance but for this Section 3.2, the Company shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance. Notwithstanding anything contained herein to the contrary, the provisions of this Section 3.2 are irrevocable and may not be waived by the Holder or the Company.

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          3.3 Mechanics of Holder’s Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Company and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Company within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within two (2) business days of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Company of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

          3.4 Penalty for Delay. The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company shall pay late payments to the Holder for any late issuance of Conversion Shares in the form required pursuant to this Article II upon conversion of this Note, in the amount equal to $500 per business day after the Delivery Date. The Company shall make any payments incurred under this Section in immediately available funds upon demand.

          3.5 Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of a portion of the outstanding Principal Amount pursuant to this Article III, such conversions shall be deemed to constitute conversions of the outstanding Principal Amount applying to Monthly Amounts for the remaining Amortization Dates in chronological order.

          3.6 Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Note shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

               (a) Reclassification. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of

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securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after, such reclassification or other change at the sole election of the Holder.

               (b) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Company in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

               (c) Share Issuances. Subject to the provisions of this Section 3.6, if the Company shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a Person other than the Holder (except (i) pursuant to Sections 3.6(a) or (b) above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to the Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company) for a consideration per share (the “Offer Price”) less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to an amount which is equal to such lower Offer Price. For purposes hereof, the issuance of any security of the Company convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of such securities.

               (d) Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Section 3.6(c) above, the following shall apply:

                    (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                    (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof); and

                    (iii) upon any such exercise, the aggregate consideration received for such securities shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in subsections (i) and (ii) of this Section 3.6(d)).

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          3.7 Reservation of Shares. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note. The Company represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

          3.8 Registration Rights. The Holder has been granted registration rights with respect to the Conversion Shares as set forth in a Registration Rights Agreement.

          3.9 Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article IV of this Note, the Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

ARTICLE IV
EVENTS OF DEFAULT

          4.1 Events of Default. The occurrence of any of the following events set forth in this Section 4.1 shall constitute an event of default (“Event of Default”) hereunder:

               (a) Failure to Pay. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other obligations set forth in any Related Agreement, when due, and, in any such case, such failure shall continue for a period of three (3) business days following the date upon which any such payment was due.

               (b) Breach of Covenant. The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note (except as described in Section 4.1(a) above), the Purchase Agreement or any other Related Agreement in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

               (c) Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall prove to have been false or misleading in any material respect as of the date made.

               (d) Other Indebtedness. (I) The occurrence of any event of default (or similar term) or default that, with the passage of time, would permit the holder of such indebtedness to accelerate such indebtedness (provided such default is not waived by, or cured to the satisfaction of, such holder within 30 days after the occurrence thereof), under (x) any indebtedness of the Company or any of its Subsidiaries owed to Republic Bank (or any financial institution that refinances or replaces the indebtedness owed to Republic Bank) to the extent that

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such indebtedness is secured by the real property referred to in the Mortgage, or (y) any other indebtedness for borrowed money of the Company or any of its Subsidiaries in excess of $4,750,000 in aggregate principal amount or (II) the acceleration of any indebtedness for borrowed money which the Company or any of its Subsidiaries is a party with third parties;

               (e) Material Adverse Effect. Any change in the Company’s and its Subsidiary’s (considered together) financial condition or affairs which in the Holder’s reasonable, good faith opinion, could reasonably be expected to have a Material Adverse Effect;

               (f) Bankruptcy. The Company shall (i) apply for, consent to or suffer to exist (except to the extent involuntary) the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

               (g) Judgments. An attachment or levy is made upon the Company’s or any of its Subsidiaries’ assets having an aggregate value in excess of $50,000 or a judgment is rendered against the Company’s property involving a liability of more than $50,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

               (h) Insolvency. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable to pay its debts as they become due;

               (i) Indictment; Proceedings. The (x) indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries of a felony to the extent relating to the business of the Company or any of its Subsidiaries or (y) conviction of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries of a felony whether or not relating to the business of the Company or any of its Subsidiaries;

               (j) Related Agreements. (i) An Event of Default shall occur and be continuing under and as defined in any Related Agreement, (ii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement, (iii) any legal proceeding shall be brought by the Company or any of its Subsidiaries to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement or (v) the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

               (k) Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive business days or five (5) business days during a period of ten (10) consecutive business days, excluding in all cases a

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suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice; or

               (l) Failure to Deliver Common Stock or Replacement Note. The Company’s failure to deliver Common Stock to the Holder pursuant to and in the form required by this Note and the Purchase Agreement and, if such failure to deliver Common Stock shall not be cured within five (5) business days or the Company is required to issue a replacement Note to the Holder and the Company shall fail to deliver such replacement Note within seven (7) business days.

               (m) Required Approvals. A change in applicable law, rules or regulations occurs the effect of which is to require the Holder to obtain a Required Approval or Required Approvals to own more than 4.99% of the issued and outstanding Common Stock at any one time; provided (for purposes of clarity) an Event of Default shall not occur under this clause (k) to the extent that a Required Approval is required for the Holder to own more than 9.99% of the issued and outstanding Common Stock

          4.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on this Note in an amount equal to five (5%) per annum, and all outstanding obligations under this Note, the Purchase Agreement and each Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

          4.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations owing by Company to the Holder under this Note, the Purchase Agreement and/or any Related Agreement (“Accelerated Amount”) and/or elect to exercise all applicable rights and remedies of the Holder under the Purchase Agreement and the Related Agreements. Furthermore, such Accelerated Amount shall be subject to a premium, which shall be calculated in the same manner as a prepayment of this Note pursuant to Section 2.3, based upon the date the Holder makes such demand.

ARTICLE V
MISCELLANEOUS

          5.1 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof until the date this Note is paid in full and irrevocably terminated.

          5.2 Cumulative Remedies. The remedies under this Note shall be cumulative.

          5.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and

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remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          5.4 Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Purchase Agreement.

          5.5 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

          5.6 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

          5.7 Cost of Collection. In case of any Event of Default under this Note, the Company shall pay the Holder reasonable costs of collection, including reasonable attorneys’ fees.

          5.8 Governing Law, Jurisdiction and Waiver of Jury Trial.

               (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

               (b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR

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SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

               (c) THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

          5.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

          5.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

          5.11 Security Interest. The Holder has been granted a security interest in certain assets of the Company as more fully described in the Mortgage.

          5.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

[Balance of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Secured Convertible Term Note to be signed in its name effective as of this 21st day of March, 2005.

STANDARD MANAGEMENT CORPORATION
By:	/s/ Ronald D. Hunter
	Name:	Ronald D. Hunter
	Title:	Chairman and Chief Executive Officer

WITNESS:

Stephen M. Coons

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EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Secured Convertible Term Note into Common Stock)

[Name and Address of Holder]

     The undersigned hereby converts $                     of the principal due on [specify applicable Repayment Date] under the Secured Convertible Term Note dated as of March 21, 2005 (the “Note”) issued by Standard Management Corporation (the “Company”) by delivery of shares of Common Stock of the Company on and subject to the conditions set forth in the Note.

1.	Date of Conversion

2.	Shares To Be Delivered:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

EXHIBIT B

FORM OF WARRANT

B-1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STANDARD MANAGEMENT CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to 532,511 Shares of Common Stock of
Standard Management Corporation
(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. _______________	Issue Date: March 21, 2005

     STANDARD MANAGEMENT CORPORATION, a corporation organized under the laws of the State of Indiana (the “Company”), hereby certifies that, for value received, LAURUS MASTER FUND, LTD., or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business March 21, 2010 (the “Expiration Date”), up to 532,511 fully paid and nonassessable shares of Common Stock (as hereinafter defined), at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term “Company” shall include Standard Management Corporation and any corporation which shall succeed, or assume the obligations of, Standard Management Corporation hereunder.

     (b) The term “Common Stock” includes (i) the Company’s Common Stock; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

     (d) The “Exercise Price” applicable under this Warrant shall be 3.90.

     1. Exercise of Warrant.

          1.1. Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

          1.2. Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

     (a) If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

     (b) If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

     (c) Except as provided in clause (d) below, if the Company’s Common Stock does not satisfy one or both of the criterion set forth in Section 1.2(a) or (b), then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

     (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

          1.3. Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder

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shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

          1.4. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of this Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

     2. Procedure for Exercise.

          2.1. Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

          2.2. Exercise. Payment may be made by wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

     3. Effect of Reorganization, Etc.; Adjustment of Exercise Price.

          3.1. Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to

3

such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

          3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Warrant pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder of this Warrant (the “Trustee”).

          3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holder of this Warrant will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

     4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 4).

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     5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

     6. Reservation of Stock, Etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

     7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Holder dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

5

     10. Maximum Exercise. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to exercise this Warrant in connection with that number of shares of Common Stock that would result in the Holder beneficially owning more than 4.99% of the outstanding shares of Common Stock. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, as amended, and Regulation 13d-3 thereunder. The conversion limitation described in this Section 10 shall automatically become null and void without any notice to the Company upon the occurrence and during the continuance of an Event of Default under and as defined in the Note made by the Company to the Holder dated the date hereof (as amended, modified or supplemented from time to time, the “Note”), or upon 75 days prior notice to the Company, except that at no time shall the number of shares of Common Stock beneficially owned by the Holder exceed 19.99% of the outstanding shares of Common Stock. Notwithstanding anything contained herein to the contrary (a) in no event shall the Holder be entitled to exercise this Warrant with respect to any Common Shares to the extent such exercise would require the approval of any applicable insurance regulatory agency or authority (“Required Approval”) unless and until Holder shall have obtained such Required Approval; and (b) the number of shares of Common Stock issuable by the Company and acquirable by the Holder at a price below $7.58 per share pursuant to the terms of this Warrant, the Note, the Purchase Agreement (as defined in the Note), any Related Agreement (as defined in the Purchase Agreement) or otherwise, shall not exceed an aggregate of 1,583,430 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of Common Stock hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Warrant, the Note, the Purchase Agreement or any Related Agreement, together with the number of shares of Common Stock that would then be issuable by the Company to the Holder in the event of a conversion or exercise pursuant to the terms of this Warrant, the Note, the Purchase Agreement, any Related Agreement or otherwise, would exceed the Maximum Common Stock Issuance but for this Section 10, the Company shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance.

     11. Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     12. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     13. Notices, Etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until

6

any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

     14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of New York. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

STANDARD MANAGEMENT CORPORATION
WITNESS:
/s/ Stephen M. Coons	By: /s/ Ronald D. Hunter
Name: Ronald D. Hunter
Title: Chairman and Chief Executive Officer

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Exhibit A

FORM OF SUBSCRIPTION

(To Be Signed Only On Exercise Of Warrant)

TO: Standard Management Corporation

       Attention: Chief Financial Officer

     The undersigned, pursuant to the provisions set forth in the attached Warrant (No.___), hereby irrevocably elects to purchase (check applicable box):

___	___ shares of the Common Stock covered by such Warrant; or

___	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

     The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___. Such payment takes the form of (check applicable box or boxes):

___	$___ in lawful money of the United States; and/or

___	the cancellation of such portion of the attached Warrant as is exercisable for a total of ___ shares of Common Stock (using a Fair Market Value of $___ per share for purposes of this calculation); and/or

___	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

     The undersigned requests that the certificates for such shares be issued in the name of, and delivered to                                                    whose address is                                                                                                                                                                 .

     The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as
specified on the face of the Warrant)

Address:

A-1

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To Be Signed Only On Transfer Of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Standard Management Corporation into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Standard Management Corporation with full power of substitution in the premises.

		Percentage	Number
Transferees	Address	Transferred	Transferred

Dated:
(Signature must conform to name of holder as
specified on the face of the Warrant)

Address:

SIGNED IN THE PRESENCE OF:

(Name)
ACCEPTED AND AGREED:
[TRANSFEREE]

(Name)

B-1

EXHIBIT C

FORM OF OPINION

C-1